Amended and Restated Promissory Note

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MAY NOT TRADE THE SECURITY BEFORE JANUARY 31, 2009.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SECURITIES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF CURRENT TECHNOLOGY CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY:  (A) TO CURRENT TECHNOLOGY CORPORATION; (B) PURSUANT TO RULE 144 UNDER THE U.S. SECURITIES ACT; OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO CURRENT TECHNOLOGY CORPORATION TO THAT EFFECT.

CONVERTIBLE GRID PROMISSORY NOTE

US$2,000,000

SEPTEMBER 29, 2008

CONVERTIBLE GRID PROMISSORY NOTE

Current Technology Corporation (the “Borrower”) promises to pay to Keith Denner (the “Lender”) at 5901 Vista Drive, West Des Moines, Iowa 50266, the lesser of: (a) US$2,000,000; and (b) the aggregate amount of the unpaid principal balance of advances made to the Borrower as recorded by the Lender on the grid annexed as Schedule “A” hereto, together with interest on each advance from the date thereof at the rate of 10% per annum calculated and compounded annually in arrears, as well after as before maturity, default or judgment until paid.  The following additional terms and conditions shall apply to this Note:

1.

Maturity and Repayment.  Subject to the Conversion Option (as defined below) this Note shall mature, and all principal and accrued interest owing hereunder shall be due and payable, on the earlier of:

(a)

January 19, 2010, or

(b)

the occurrence of an event of default under any of (i) this Note, (ii) the forbearance agreement between the Borrower and the Lender dated March 22, 2005 (the “Forbearance Agreement”), (iii) the security agreement granted by the Borrower to the Lender dated March 22, 2005, (iv) the forbearance agreement modification agreement between the Borrower and the Lender dated December 31, 2006,  (v) the forbearance agreement second modification agreement between the Borrower and the Lender dated September 10, 2007, or (vi) ; the forbearance agreement third modification agreement between the Borrower and the Lender dated September 29, 2008;

(referred to herein as the “Maturity Date”).

The Borrower shall be entitled to repay all or any part of the indebtedness owing under this Note at any time, without notice, bonus or penalty, in the manner set out in the Forbearance Agreement, as amended.

2.

Additional Advances.  The Borrower acknowledges, confirms and agrees that any advances made by the Lender to the Borrower will be added to this Note by the Lender recording such advances on Schedule “A” hereto.

3.

Patent Fees.  The Borrower covenants to pay all necessary fees to keep its patents and other intellectual property registrations in good standing.  If the Borrower is not in a position to make such payments, it will immediately advise the Lender of such inability to pay, and the Lender may at his option (but shall have no obligation to) make such payments on behalf of the Borrower, and record such payments on Schedule “A” hereto as advances made to the Borrower.

4.

Conversion Option.  At any time until the Maturity Date, the Lender shall have the continuing right, in his sole and unfettered discretion, to convert all or part of the amount owing under this Note to common shares in the capital of the Borrower (“Shares”), at a conversion price of one (1) Share for each US $0.10 of principal and accrued interest owing under this Note as at the date of conversion (the “Conversion Option”). Upon the Lender exercising the Conversion Option and delivering to the Borrower a copy of Schedule “A” noting such conversion as a payment against principal and interest owing hereunder, the Borrower shall forthwith deliver to the Lender share certificates showing the Lender as the holder of the Shares.

Any certificates representing Shares which are issued pursuant to the exercise of the Conversion Option before January 31, 2009 shall bear the following legend:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before January 31,  2009”.

Any certificates representing Shares which are issued pursuant to the exercise of the Conversion Option shall bear the following legend:

“The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States.  The holder hereof, by purchasing securities represented hereby, agrees for the benefit of current technology corporation that such securities may be offered, sold or otherwise transferred only:  (a) to current technology corporation; (b) pursuant to rule 144 under the

U.S. Securities Act; or (c) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, after providing an opinion of counsel of recognized standing reasonably satisfactory to current technology corporation to that effect.”

5.

Endorsement of Grid (Schedule “A”).  The Lender is hereby unconditionally, absolutely and irrevocably authorized and directed by the Borrower to endorse on the grid attached hereto all advances of principal, all repayments of principal, the unpaid principal balance and the dates thereof.  The aggregate unpaid principal balance of the loan shown on Schedule “A” hereto, in the absence of manifest error, shall be prima facie evidence of the principal amount owing and unpaid on this note.  The failure to record the date and amount of any loan hereon shall not, however, limit or otherwise affect the obligations of the Borrower to the Lender to repay the principal amount of the advances made by the Lender to the Borrower together with all interest accruing thereon.  The Lender shall provide to the Borrower, at any time upon the Borrower’s request, a copy of Schedule “A” hereto showing all amounts owing to that date, together with a schedule providing the Lender’s calculation of accrued interest hereunder.

6.

Amendment and Restatement.  This amended and restated convertible grid promissory note amends and restates the convertible grid promissory note issued by the Borrower to the Lender on September 10, 2008 (the “Old Promissory Note”).  Concurrently with the issuance and delivery of this amended and restated convertible grid promissory note the Old Promissory Note shall be terminated, cancelled and of no further force and effect.  The Lender covenants and agrees to cancel and return to the Borrower the Old Promissory Note forthwith.

IN WITNESS WHEREOF the Borrower has executed this Convertible Grid Promissory Note by the hand of its duly authorized signatory at Vancouver, British Columbia, this 29th day of September, 2008.

CURRENT TECHNOLOGY CORPORATION

by its authorized signatory:

by:____/s/Robert Kramer___________________

     Title:CEO

SCHEDULE “A”

DATE	AMOUNT OWING/ ADVANCED (US$ funds)	AMOUNT PAID	UNPAID PRINCIPAL BALANCE	NOTATION MADE BY
September 29, 2008	$1,319,718.94		$1,319,718.94